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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 26, 2003

                          BENTLEY COMMUNICATIONS CORP.
                          ----------------------------
             (Exact name of registrant as specified in its chapter)


          Florida                  000-27347                    58-2534003
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(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)

         11301 Olympic Boulevard, Suite 680, Los Angeles, CA 90064 30228
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (310) 445-2599
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ITEM 5. OTHER EVENTS

On June 26, 2003 the Board of Directors of Bentley resolved to cancel the proposed merger with First National Information Network as after several months, it has not received the due diligence material required to proceed with this transaction. Since early 2003 the Company has publicized this proposed merger intended to assist the Company in its focus on implementing e-commerce services. The Company is, however, planning to proceed with the acquisition of BarterCard USA, subject to the review of the due diligence material provided by BarterCard USA, receipt of currently audited financial statements and finalization of closing materials. The above-mentioned material with respect to this merger is to be finalized on or before August 30, 2003. Lastly, BarterCard USA has advised the Company that due to unforeseen circumstances it will not be proceeding with the strategic alliance agreement with the Federal Chamber of Commerce.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2003                          Bentley Communications Corp.

                                             /s/ Gordon Lee
                                             ------------------------
                                             Gordon Lee
                                             CEO